Exhibit 10.1

AMENDMENT

Amendment dated as of December 16, 2014 to the holders of the Green Earth Technologies, Inc. 6% Secured Convertible Debenture Agreements in the aggregate principal amount of $7,500,000 dated as of December 12, 2011, October 4, 2012 and March 28, 2013, between Green Earth Technologies, Inc. and each of those other entities signatory hereto (the “Debenture Agreements”).

1. The clause of “Maturity Date “ set forth in Section 1 of the Debenture Agreements:

The “Maturity Date” shall be revised from December 31, 2014 and shall mean March 31, 2016.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

GREEN EARTH TECHNOLOGIES, INC.

By: /s/ Greg Adams

Elysium Natural Resources, LLC	Francesco Galesi Irrevocable Grantor Trust

By: /s/Frank Ronkese	By: /s/ Dave Buicko (Trustee)

NCG Partners, LLC	ML, LP

By: /s/ Bradford R. Higgins	By: /s/ Steve Obermayer

Walter Raquet and WRG, LLC	D&L Partners

By: /s/ Walter Raquet	By: /s/ Doug VonAllmen

FS Partners, LLC

By: /s/ Charles Gilroy